To acquire Common Shares of

OSISKO DEVELOPMENT CORP.

(EXISTING PURSUANT TO THE FEDERAL LAWS OF CANADA)

CUSIP: 68828E239

ISIN: CA68828E2399

Warrant Certificate No.

CERT.9999

Certificate for

9,000,000,000***
9,000,000,000*
*****9,000,000,000***

Warrants, each entitling the holder to acquire one Common Share (subject to adjustment as provided for in the Warrant Indenture (as defined below))

THIS IS TO CERTIFY THAT, for value received,

* SPECIMEN * * **9,000,000,000***** * ***9,000,000,000**** * ****9,000,000,000*** * CERT.9999 * JANUARY 01, 2009 * JANUARY 01, 2009 * * SPECIMEN * * **9,000,000,000***** * ***9,000,000,000**** * ****9,000,000,000*** * CERT.9999 * JANUARY 01, 2009 * JANUARY 01, 2009 * * SPECIMEN * * **9,000,000,000***** * ***9,000,000,000**** * ****9,000,000,000*** * CERT.9999 * JANUARY 01, 2009 * JANUARY 01, 2009 * * SPECIMEN * *

** SPECIMEN **

(the "Warrantholder") is the registered holder of the number of common share purchase warrants (the "Warrants") of Osisko Development Corp. (the "Corporation") specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture, to purchase at any time before 5:00 p.m. (Toronto time) (the "Expiry Time") on May 27, 2027 (the "Expiry Date"), one fully paid and non-assessable common share without par value in the capital of the Corporation as constituted on the date hereof (a "Common Share") for each Warrant, subject to adjustment in accordance with the terms of the Warrant Indenture.

The right to purchase Common Shares may only be exercised by the Warrantholder within the time set forth above by:

(a)duly completing and executing the exercise form (the "Exercise Form") attached hereto; and

(b)surrendering this warrant certificate (the "Warrant Certificate"), with a duly completed Exercise Form, to the Warrant Agent at one of the principal office of the Warrant Agent, in the City of Toronto, together with a certified cheque, bank draft, wire transfer or money order in the lawful money of Canada payable to or to the order of the Corporation in an amount equal to the purchase price of the Common Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above.

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price payable for each Common Share upon the exercise of Warrants shall be US$10.70 per Common Share (the "Exercise Price").

Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Warrants not so exercised. No fractional Common Shares will be issued upon exercise of any Warrant.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture, together with all other instruments supplemental or ancillary thereto, is herein referred to as the "Warrant Indenture") dated as of March 4, 2022, as supplemented on March 29, 2022, and further supplemented on March 17, 2023, between the Corporation and TSX Trust Company, as Warrant Agent, to which Warrant Indenture reference is hereby made for particulars of the rights of the holders of Warrants, the Corporation and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. The Corporation will furnish to the holder, on request and without charge, a copy of the Warrant Indenture.

Neither the Warrants nor the Common Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or U.S. state securities laws. The Warrants may not be exercised in the United States, or by or on behalf of, or for the account or benefit of, a U.S. person or a person in the United States, unless (i) this Warrant and such Common Shares have been registered under the U.S. Securities Act and the applicable laws of any such state, or (ii) an exemption from such registration requirements is available and the requirements set forth in the Exercise Form have been satisfied. "United States" and "U.S. person" are as defined in Regulation S under the U.S. Securities Act.

If this Warrant Certificate tendered for transfer bears the legend set forth in subsection 2.6(4) of the Warrant Indenture, the Warrant Agent shall not register such transfer unless the transferor has provided the Warrant Agent with this Warrant Certificate and the transfer is made: (i) to the Corporation, (ii) outside the United States, in accordance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations, (iii) pursuant to the exemptions from registration under the U.S. Securities Act provided by (1) Rule 144, if available, or (2) Rule 144A thereunder, if available, and in compliance with applicable state securities laws, or (iv) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, provided that in the case of transfers pursuant to (iii)(1) or (iv) above, a legal opinion in form and substance reasonably satisfactory to the Corporation must first be provided to the Corporation's transfer agent; provided that (i) if this Warrant Certificate is transferred outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, such legend may be removed by providing a declaration to the Warrant Agent in the form attached as Schedule "C" to the Warrant Indenture, or such form as the Corporation may from time to time prescribe, together with such documentation as the Warrant Agent may require.

On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates representing in the aggregate an equal number of Warrants as are held under the Warrant Certificate(s) so exchanged.

The Warrant Indenture contains provisions for the adjustment of the Exercise Price payable for each Common Share upon the exercise of Warrants and the number of Common Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Warrantholders of Warrants holding a specific majority of the Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on the register to be kept by the Warrant Agent in Toronto, or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Indenture.

The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language. Les parties aux présentes déclarent qu'elles ont exigé que la présente convention, de même que tous les documents s'y rapportant, soient rédigés en anglais.

Any capitalized term in this Warrant Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed as of May 27, 2022.

OSISKO DEVELOPMENT CORP.

DATED: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED by
TSX Trust Company Toronto, Ontario, Canada.
Transfer Agent and Registrar

By_______________________________
AUTHORIZED OFFICER

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004-1561
Co-Transfer Agent for the Issuer Shares

Sean Roosen
Director and CEO

Alexander Dann
Chief Financial Officer

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

00015326

TRANSFER FORM

To:TSX Trust Company

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(print name and address) the Warrants represented by this Warrant Certificate or DRS Advice and hereby irrevocable constitutes and appoints ______________________ as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

The undersigned hereby certifies that the transfer of these securities is not being made to, and the offer of these securities was not made to, and the person named above is not a person in the United States or a U.S. Person (as such terms are defined in Rule 144A and Regulation S under the United States Securities Act of 1933, as amended).

Dated this________day of_________________________, 20______.

SPACE FOR GUARANTEES OF SIGNATURES (BELOW)

____
Signature of Transferor

____
Guarantor's Signature/Stamp

____
Name of Transferor

REASON FOR TRANSFER – For US Residents only (where the individual(s) or corporation receiving the securities is a US resident). Please select only one (see instructions below).

☐ Gift ☐ Estate ☐ Private Sale ☐ Other (or no change in ownership)

Date of Event (Date of gift, death or sale): **Value per Warrant on the date of event:**

__ __ / __ __ / __ __ __ __ $ __ __ __ . __ __ ☐ CAD OR ☐ USD

If this Certificate includes a restrictive legend relating to the U.S. Securities Act, this transfer form must be accompanied by a completed and executed declaration for removal of legend in the form attached as Schedule "C" to the Warrant Indenture together with such additional evidence of exemption as the Corporation may from time to time prescribe, which may include an opinion of counsel reasonably satisfactory to the Corporation.

CERTAIN REQUIREMENTS RELATING TO TRANSFERS - READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s) or DRS Advice, in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent's then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words "Medallion Guaranteed", with the correct prefix covering the face value of the certificate.

•Canada: A Signature Guarantee obtained from a participating Schedule I Canadian chartered bank, or a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed", sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a "Signature & Authority to Sign Guarantee" Stamp affixed to the transfer (as opposed to a "Signature Guaranteed" Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

•Outside North America: For holders located outside North America, present the certificates(s) or the DRS Advice and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED", "MEDALLION GUARANTEED" OR "SIGNATURE & AUTHORITY TO SIGN GUARANTEE", all in accordance with the transfer agent's then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a "SIGNATURE & AUTHORITY TO SIGN GUARANTEE" Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a "MEDALLION GUARANTEED" Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR US RESIDENTS ONLY
Consistent with US IRS regulations, TSX Trust Company is required to request cost basis information from US securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

EXERCISE FORM

TO: OSISKO DEVELOPMENT CORP. (the "Corporation")

AND TO: TSX Trust Company
100 Adelaide St W #301, Toronto, ON M5H 4H1
Attn: Corporate Actions

The undersigned holder of the Warrants evidenced by this Warrant Certificate or DRS Advice hereby exercises the right to acquire:

____________________ Common Shares pursuant to the right of such holder to be issued, and hereby subscribes for the Common Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate or DRS Advice and in the Indenture for an aggregate exercise price of ________________.

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.
Any capitalized term in this Warrant Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture.

The undersigned hereby represents, warrants and certifies that (check box (a), (b), (c) or as applicable):

☐ (a) the undersigned (i) is not in the United States; (ii) is not a U.S. Person; (iii) is not exercising the Warrants on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (iv) did not acquire the Warrants in the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (v) did not receive an offer to exercise the Warrants in the United States; (vi) did not execute or deliver this Exercise Form in the United States; (vii) delivery of the underlying Common Shares will not be to an address in the United States; and (viii) has, in all other respects, complied with the terms of Regulation S in connection herewith

☐ (b) the undersigned (i) is a Qualified Institutional Buyer as defined in Rule 144A under the U.S. Securities Act, who first purchased Subscription Receipts on the date of original issuance of the Subscription Receipts who, in connection with such purchase, executed a U.S. Subscription Agreement; (ii) is exercising the Warrants for its own account or for the account of a disclosed principal that was named in the U.S. Subscription Agreement; (iii) is, and such disclosed principal, if any, is a Qualified Institutional Buyer at the time of exercise of these Warrants; and (iv) confirms the representations and warranties made by the undersigned in the U.S. Subscription Agreement including all applicable schedules attached thereto at the time of the original purchase of the Subscription Receipts remain true and complete as of the date hereof;

☐ (c) the undersigned (i) is a U.S. Accredited Investor (that satisfies the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act) who first purchased Subscription Receipts on the date of original issuance of the Subscription Receipts who, in connection with such purchase, executed a U.S. Subscription Agreement and who is exercising the Warrants for its own account or the account of a U.S. Accredited Investor over which it exercises sole investment discretion, (ii) understands that the Common Shares have not been registered under the U.S. Securities Act or any state securities laws, (iii) has provided such

☐ (d) the undersigned (A) is (i) present in the United States, (ii) a U.S. Person, (iii) a person exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, or (iv) requesting delivery in the United States of the Common Shares issuable upon such exercise, and the (B) has an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws is available for the exercise of the Warrants, and attached hereto is a written opinion of U.S. counsel or other evidence in form and substance reasonably satisfactory to the Corporation to that effect.

Common Shares will not be registered or delivered to an address in the United States unless Box (b), (c) or (d) above is checked.

If Box (d) above is checked, holders are encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Corporation.

The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, the Common Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture.

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

The undersigned holder understands that unless either Box (a) or (b) above is checked, any certificate representing the Common Shares issued upon exercise of the Warrants will, unless the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, bear a legend, as set forth in Section 3.3(3) of the Warrant Indenture, restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

The undersigned hereby irrevocably directs that the said Issuer Shares be issued, registered and delivered as follows:

Name(s) in Full and Social Insurance Number(s) (if applicable)	Address(es)	Number of Issuer Shares

Please print full name in which certificates representing the Common Shares are to be issued. If any Common Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed.

Once completed and executed, this Exercise Form must be mailed or delivered to TSX Trust Company at: 100 Adelaide Street West, Suite 301, Toronto, ON M5H 4H1, Attn: Corporate Actions.

Dated this________day of_________________________, 20______.

____
Witness

____
(Signature of Warrantholder, to be the same as appears on the face of this Warrant Certificate or DRS Advice)
Signature of Transferor

____
Name of registered Warrantholder

☐ Please check if the certificates representing the Common Shares are to be delivered at the office where this Warrant Certificate or DRS Advice is surrendered, failing which such certificates will be mailed to the address set out above. Note: Due to the COVID-19 outbreak, pick-up at the office of the Warrant Agent may not be possible. Warrantholders selecting this option should contact the Warrant Agent to confirm availability of pick-up. Certificates or DRS Advices will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate or DRS Advices to the Warrant Agent.

RESTRICTIONS

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ
THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.
PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRESENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.